ASSET PURCHASE AGREEMENT

     ASSET PURCHASE AGREEMENT (this "Agreement"), entered into as of the 1st day of October, 2001, by and between Ducon Technologies, Inc., a New York corporation (the "Buyer"), and Enertec, Inc., a Pennsylvania corporation (the "Seller"). The Buyer and the Seller are referred to collectively herein as the "Parties."

     WHEREAS, this Agreement contemplates a transaction in which the Buyer will purchase all of the assets of the MIP Oy Opacity Monitor Product Line Division of the Seller, other than those described as "Excluded Assets" in this Agreement, in return for cash and the Promissory Note.

     NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, and other due and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows.

     1. Definitions.

     "Acquired Assets" means all right, title, and interest in and to the following assets that constitute the Division: bill of material list of opacity monitors and associated spare parts, manuals, drawings, manufacturing notes, one opacity monitor assembly jig, project files for each opacity monitor, customer list segregated by CEM Systems and non-CEM Systems, current proposals and current works in progress, and contracts with customers and suppliers, as set forth on Schedule 1(a).

     "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, reasonable amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

     "Affiliate" has the meaning set forth in Rule 12b2 of the regulations promulgated under the Securities Exchange Act.

     "Buyer" has the meaning set forth in the preface above.

     "CEM System" means a system doing continuous emissions monitoring for gasses in addition to Opacity, typically including a computer to record data.

     "Closing" has the meaning set forth in Section 2(d) below.

     "Closing Date" has the meaning set forth in Section 2(d) below.

     "Confidential Information" means any information concerning the businesses and affairs of the Division that is not already generally available to the public.

     "Distribution Agreement" shall mean that certain MIP Oy Opacity Monitor Distribution dated as of June 15, 1994 between Research Cottrell, a New Jersey corporation ("RC"), and MIP Elektronikka Oy, a corporation organized under the laws of Finland ("MIP-K") and assigned by RC's corporate successor to the Seller as of October 19, 1998 and by MIP-K to MIP Electronics as of January 1, 2001.

     "Division" means the Seller's MIP Oy Opacity Monitor Product Line Division.

     "Environmental, Health, and Safety Requirements" shall mean all federal, state, local and foreign statutes, regulations, ordinances and similar provisions having the force or effect of law, all judicial and administrative orders and determinations, and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation.

     "Excluded Assets" means cash and accounts receivable of the Seller, and one opacity monitor assembly jig.

     "Indemnified Party" has the meaning set forth in Section 8(d) below.

     "Indemnifying Party" has the meaning set forth in Section 8(d) below.

     "Intellectual Property" means (a) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (b) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (c) all mask works and all applications, registrations, and renewals in connection therewith,
(d) all trade secrets and confidential business information (including ideas, research and development, knowhow, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (e) the Laser Trax computer software (subject to the terms and conditions set forth herein), (f) all other proprietary rights, and (g) all copies and tangible embodiments thereof (in whatever form or medium).

     "Inventory" has the meaning set forth in Section 3(l) below.

     "Opacity" means optical density.


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


     "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

     "Party" has the meaning set forth in the preface above.

     "Person" means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

     "Promissory Note" has the meaning set forth in Section 2(c) below.

     "Purchase Price" has the meaning set forth in Section 2(c) below.

     "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest.

     "Seller" has the meaning set forth in the preface above.

     "Third Party Claim" has the meaning set forth in Section 8(d) below.

     2. Basic Transaction.

     (a) Purchase and Sale of Assets. On and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from the Seller, and the Seller agrees to sell, transfer, convey, and deliver to the Buyer, all of the Acquired Assets at the Closing for the consideration specified below in this Section 2.

     (b) No Assumption of Liabilities. The Buyer will neither assume, nor have any responsibility with respect to, any obligation, liability or debt (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) of the Seller.

     (c) Purchase Price. The Buyer agrees to pay to the Seller at the Closing $150,000 (the "Purchase Price") by delivery of (i) its promissory note (the "Promissory Note") in the form of Schedule 2(c) attached hereto in the principal amount of $50,000 and (ii) cash for the balance of the Purchase Price payable by wire transfer or delivery of other immediately available funds.

     (d) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place via teleconference with executed documents to be sent via telefacsimile transmission and followed up with originals sent by overnight courier, commencing at 9:00 a.m. local time on September 28, 2001, or such other date as the Parties may mutually determine (the "Closing Date").


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


     (e) Deliveries at the Closing. At the Closing, (i) the Seller will deliver to the Buyer the various certificates, instruments, and documents referred to in
Section 7(a) below; (ii) the Buyer will deliver to the Seller the various certificates, instruments, and documents referred to in Section 7(b) below;
(iii) the Seller will execute, acknowledge (if appropriate), and deliver to the Buyer (A) assignment an consent to assignment of the Distribution Agreement in the form attached hereto as Schedule 2(e)(i) and (B) such other instruments of sale, transfer, conveyance, and assignment as the Buyer and its counsel reasonably may request, including, without limitation, a bill of sale; and (iv) the Buyer will deliver to the Seller the consideration specified in Section 2(c) above.

     (f) Allocation. The Parties agree to allocate the Purchase Price (and all other capitalizable costs) among the Acquired Assets for all purposes (including financial accounting and tax purposes) in accordance with the allocation schedule attached hereto as Schedule 2(f).

     3. Representations and Warranties of the Seller. The Seller represents and warrants to the Buyer that the statements contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3), except as set forth in the Schedules accompanying this Agreement.

     (a) Organization of the Seller. The Seller is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

     (b) Authorization of Transaction. The Seller has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions.

     (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above), will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which either the Seller or the Division is subject or any provision of the charter or bylaws of any of the Seller or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which any of the Seller is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). The Seller does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in Section 2 above).


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


     (d) Brokers' Fees. Only the Seller may become obligated to pay a fee to Colmen Menard Company, Inc., a business broker, with respect to the transactions contemplated by this Agreement. The Seller has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

     (e) Title to Assets. The Seller has good and marketable title to all of the Acquired Assets, free and clear of any Security Interest or restriction on transfer.

     (f) No Subsidiaries. The Seller has no subsidiaries.

     (g) No Undisclosed Liabilities. The Division has no liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for taxes), that has not been disclosed to the Buyer.

     (h) Legal Compliance. With respect to the Division, the Seller has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against it alleging any failure so to comply.

     (i) Tax Matters.

     (i) The Seller has filed all income tax returns that it is required to file. All such income tax returns were correct and complete in all material respects. All income taxes owed by the Seller have been paid.

     (ii) There is no material dispute or claim concerning any income tax liability of the Seller either (A) claimed or raised by any authority in writing or (B) as to which any of the directors and officers of the Seller has knowledge based upon personal contact with any agent of such authority.

     (j) Intellectual Property.

          (i) With respect to the Division, the Seller has not interfered with, infringed upon, misappropriated, or violated any material Intellectual Property rights of third parties in any material respect, and none of the directors and officers of the Seller has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that any of the Division must license or refrain from using any Intellectual Property rights of any third party). To the knowledge of any the directors and officers of the Seller, no third party has interfered with, infringed upon, misappropriated, or violated any material Intellectual Property rights of the Division.

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


          (ii) There is no patent or registration which has been issued to the Seller with respect to any of its Intellectual Property that comprises part of the Division, and the Seller has not granted any license or other permission which to any third party with respect to any of its Intellectual Property that comprises part of the Division (together with any exceptions).

          (iii)  There is no material  item of  Intellectual  Property  that any
     third  party  owns  and  that  the  Division   uses  pursuant  to  license,
     sublicense, agreement, or permission.

     (k) Tangible Assets. The machinery, equipment, and other tangible Acquired Assets that the Seller owns and leases are free from material defects (patent and latent), have been maintained in accordance with normal industry practice, and are in good operating condition and repair (subject to normal wear and tear).

     (l) Inventory. The Inventory is as listed on Schedule 3(l), excluding those items identified on such Schedule as "Retained by the Seller", and consists of raw materials and supplies, manufactured and processed parts, spare parts, work in process, and finished goods, all of which used for the opacity monitor product line, and all of which is merchantable and fit for the purpose for which it was procured or manufactured, and none of which is slowmoving, obsolete, damaged, or defective.

     (m)  Contracts.  With respect to each agreement set forth on Schedule 1(a):
(A) the agreement is legal, valid, binding, enforceable, and in full force and effect in all material respects; (B) no party is in material breach or default, and no event has occurred which with notice or lapse of time would constitute a material breach or default, or permit termination, modification, or acceleration, under the agreement; and (C) no party has repudiated any material provision of the agreement.

     (n) Litigation. The Seller is neither (i) subject to any outstanding injunction, judgment, order, decree, ruling, or charge, nor (ii) a party or, to the knowledge of any of the directors and officers of the Seller, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasijudicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator.

     (o) Product Warranty. All of the products manufactured, sold, leased, and delivered by the Division have conformed in all material respects with all applicable contractual commitments and all express and implied warranties, and the Division no material liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) for replacement or repair thereof or other damages in connection therewith, and the Seller shall be liable for all applicable contractual commitments and all express and implied warranties for all products manufactured, sold, leased, and delivered by the Division prior to the Closing. Notwithstanding any of the foregoing, each of the Seller and the Buyer acknowledges that (i) all of the units in the Inventory must be upgraded in order to meet the new PS-1 specification mandated by Federal regulations, (ii) the Inventory includes five upgrade kits, (iii) additional upgrade kits can be purchased from MIP, and (iv) new units ordered from MIP do not require the upgrade kits because they are included in all new opacity monitor units.

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

     (p) Product Liability. The Seller has no material liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, installed or delivered by the Division.

     (q) Environmental, Health, and Safety Matters.

          (i) The Division has  complied and is in  compliance,  in each case in
     all  material  respects,   with  all  Environmental,   Health,  and  Safety
     Requirements.

          (ii) Without limiting the generality of the foregoing, the Division has obtained, has complied, and is in compliance with, in each case in all material respects, all material permits, licenses and other authorizations that are required pursuant to Environmental, Health, and Safety Requirements for the occupation of its facilities and the operation of its business; and a list of all such material permits, licenses and other authorizations is set forth on the attached Schedule 3(q)(ii).

          (iii) The Seller has not received any written or oral notice, report or other information regarding any actual or alleged material violation of Environmental, Health, and Safety Requirements, or any material liabilities or potential material liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any material investigatory, remedial or corrective obligations, relating to the Division.

          (iv) Neither this Agreement nor the consummation of the transaction that is the subject of this Agreement will result in any material obligations for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any of the so-called "transaction-triggered" or "responsible property transfer" Environmental, Health, and Safety Requirements.

     (r) Full Disclosure.  The representations and warranties  contained in this
Section 3 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 3 not misleading.

     4. Representations and Warranties of the Buyer. The Buyer represents and warrants to the Seller that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4).

     (a) Organization of the Buyer. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

     (b) Authorization of Transaction. The Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions.

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

     (c) Brokers' Fees. The Buyer has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Seller could become liable or obligated.

     5. PreClosing Covenants. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing:

     (a) General. Each of the Parties will use its commercially reasonable efforts to take all action and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement.

     (b) Notices and Consents. The Seller will give any notices to third parties, and the Seller will use its commercially reasonable efforts to obtain any third party consents, that the Buyer reasonably may request in connection with the matters referred to in Section 3(c) above.

     (c) Operation of Business. The Seller will not cause or permit the Division to engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business.

     (d) Preservation of Business. The Seller will cause the Division to keep its business and properties intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

     (e) Full Access. The Seller will permit representatives of the Buyer to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Division, to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to the Division, and in that regard, shall inform the Buyer of all projects and leads both for CEM Systems and opacity monitor systems.

     (f) Notice of Developments. Each Party will give prompt written notice to the other Party of any material adverse development causing a breach of any of its own representations and warranties in Sections 3 and 4 above.

     (g) Exclusivity. The Seller will not (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any of the Acquired Assets, or of the Division (including any acquisition structured as a merger, consolidation, asset purchase, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing.

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

     6. PostClosing Covenants. The Parties agree as follows with respect to the period following the Closing:

     (a) General. In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as the other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 8 below). The Seller acknowledges and agrees that from and after the Closing the Buyer will be entitled to possession of all documents, books, records (including tax records), agreements, and financial data of any sort relating to the Division.

     (b) Transition. The Seller will not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Division from maintaining the same business relationships with the Buyer and the Division after the Closing as it maintained with the Seller and the Division prior to the Closing; provided, however, that the Seller reserves the right after the Closing to continue servicing and supplying spare parts to opacity monitors that are part of CEM Systems sold or to be sold by the Seller.

     (c) Confidentiality. The Seller will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to the Buyer or destroy, at the request and option of the Buyer, all tangible embodiments (and all copies) of the Confidential Information which are in its possession. In the event that the Seller is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, the Seller will notify the Buyer promptly of the request or requirement so that the Buyer may seek an appropriate protective order or waive compliance with the provisions of this Section 6(c). If, in the absence of a protective order or the receipt of a waiver hereunder, the Seller is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, the Seller may disclose the Confidential Information to the tribunal; provided, however, that the Seller shall use commercially reasonable efforts to obtain, at the reasonable request of the Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Buyer shall designate.

     (d) Covenant Not to Compete. After the Closing Date, the Seller will not engage directly or indirectly in any business that the Division conducts as of the Closing Date. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 6(d) is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed. Notwithstanding the foregoing, the Seller


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

may, after the Closing Date, continue to sell opacity monitors as part of and integrated within CEM systems. Notwithstanding the foregoing, the Seller shall not, during the three year period commencing on the Closing Date, acquire any other opacity monitor line, or any company that has an opacity monitor line; provided, however, that if the Seller does acquire such line or company during such three year period, the Seller shall, within six months of the acquisition thereof, sell the opacity monitor line to an unrelated party or commence paying the Buyer a 5% royalty fee on the sale price of any opacity monitors sold by the Seller (not including spare parts), during the aforementioned three year period.

     (e) Inventory. Commencing upon the Closing Date, the Buyer will purchase the Inventory exclusively from the Seller, until such Inventory is depleted, for the net book value thereof, calculated in accordance with generally accepted accounting principles. During such time, the Seller shall not replenish such Inventory, and the Seller may retain the amounts of Inventory set forth on
Schedule 3(l) after the Closing Date for its own usage. Twelve months after the Closing Date, the Seller shall purchase the remaining Inventory, if any, from the Buyer for the net book value thereof, calculated in accordance with generally accepted accounting principles. In each such case, the Buyer shall pay for the Inventory purchased at the time of its delivery to the Buyer.

     (f)  Consulting  and  Technical  Services.  The Seller shall provide to the
Buyer up to three days of consulting services, free of charge, if and when the Buyer should decide to renegotiate or extend the Distribution Agreement, and the Seller shall use its best efforts to assist the Buyer in continuing the Division's relationship with the counterparty to the Distribution Agreement. Additionally, the Seller will provide to the Buyer qualified personnel, free of charge, for up to ten days, for the purpose of assisting the Buyer's personnel in the assembly and trouble-shooting of the Division. For training and technical assistance beyond ten days, the Seller shall charge the Buyer a discounted rate of $640 per day (such amount representing a 20% discount off of the Seller's standard rate), plus expenses. For the one year period following the Closing Date, the Seller shall provide qualified personnel to assist in the installation of the Division's products, at a 20% discount off of the Seller's standard installation rate, plus expenses.

     (h) Customer Inquiries. After the Closing Date, the Seller shall forward all customer or potential customer inquiries relating to the Division, including sales, spare parts, replacement parts, maintenance, service and/or technical assistance of the opacity monitor line (except for those specifically and exclusively related to opacity monitors as integrated into CEM Systems) to the Buyer.

     (i) Trade Names. For a period of 18 months, commencing on the Closing Date, the Buyer shall have the right to use the trade names and trademarks set forth on Schedule 3(j)(ii), including, without limitation, the trade names KVB-Enertec and Ducon KVB-Enertec, with respect to the Division, on a royalty-free basis.

     (j) Purchases from the Buyer. For a period of three years, commencing on the Closing Date, the Seller shall purchase all of its MIP opacity monitor requirements from the Buyer, at a 20% discount off of the base price for the Division's opacity monitors, opacity options and spare parts. If a customer of the Seller does not indicate a preference of the type of opacity monitor that it wants in the CEM system being purchased from the Seller, the Seller shall use an MIP opacity monitor therein, purchased from the Buyer in accordance with the foregoing sentence.

     (k) Initial Post-Closing Orders. After the Closing, the Seller will assemble for the Buyer, at the Seller's facility, the first two orders received by the Division (the "Post-Closing Orders"). The Buyer's personnel shall be present at the assembly of the Post-Closing Orders. The Post-Closing Orders shall be shipped from the Seller's facility under the Buyer's label.

     (l) Laser Trax Computer Software. After the Closing, the Seller will offer its Laser Trax computer software to the Buyer subject to a 25% OEM discount.

     7. Conditions to Obligation to Close.

     (a) Conditions to Obligation of the Buyer. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

          (i) the representations and warranties set forth in Section 3 above shall be true and correct in all material respects at and as of the Closing Date;

          (ii) the Seller shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

          (iii) the Seller shall have procured all of the material third party consents specified in Section 5(b) above;

          (iv) no action, suit, or proceeding shall be pending before any court or quasijudicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (C) affect adversely the right of the Buyer to own the Acquired Assets, and to operate the former businesses of the Division;

          (v) the Seller shall have delivered to the Buyer a certificate to the effect that each of the conditions specified above in Sections 7(a)(i)(iv) is satisfied in all respects;

          (vi) all actions to be taken by the Seller in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer;

          (vii) the Seller shall have delivered to the Buyer a Form UCC-3 termination agreement from Sovereign Bank releasing its Security Interest in the Acquired Assets.

     The Buyer may waive any condition specified in this Section 7(a) if it executes a writing so stating at or prior to the Closing.

     (b) Conditions to Obligation of the Seller. The obligation of the Seller to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

          (i) the representations and warranties set forth in Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

          (ii) the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

          (iii) no action, suit, or proceeding shall be pending before any court or quasijudicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or
     (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation;

          (iv) the Buyer shall have delivered to the Seller a certificate to the effect that each of the conditions specified above in Section 7(b)(i)(iii) is satisfied in all respects;

          (v) all actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Seller.

     The Seller may waive any condition specified in this Section 7(b) if it executes a writing so stating at or prior to the Closing.

     8. Remedies for Breaches of This Agreement.

     (a) Survival of Representations and Warranties.

     All of the  representations  and  warranties  of the  Seller  contained  in
Section 3 above shall survive the Closing (even if the Buyer knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect for a period of two years thereafter; provided, however, that the representations and warranties contained in Sections 3(i), (p) and (q) above shall survive the Closing (even if the Buyer knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect for a period of five years thereafter.

     (b) Indemnification Provisions for Benefit of the Buyer.

          (i) In the event the Seller breaches any of its representations, warranties, and covenants contained in this Agreement, and, if there is an applicable survival period pursuant to Section 8(a) above, provided that the Buyer makes a written claim for indemnification against the Seller pursuant to Section 10(g) below within such survival period, then the Seller agrees to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Buyer may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach.

          (ii) The Seller agrees to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by:

     (A) any and all liabilities of the Seller (including, without limitation, any liability of the Seller that becomes a liability of the Buyer under any bulk transfer law of any jurisdiction, under any common law doctrine of de facto merger or successor liability, or otherwise by operation of law; and any liability arising out of products sold, manufactured, installed, leased or delivered by the Division prior to the Closing Date); or

     (B) any liability of the Seller for unpaid income taxes or other unpaid taxes with respect to any tax year or portion thereof.

     (c) Indemnification Provisions for Benefit of the Seller. In the event the Buyer breaches any of its representations, warranties, and covenants contained in this Agreement, and, if there is an applicable survival period pursuant to
Section 8(a) above, provided that the Seller makes a written claim for indemnification against the Buyer pursuant to Section 10(g) below within such survival period, then the Buyer agrees to indemnify the Seller from and against the entirety of any Adverse Consequences the Seller may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Seller may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach.

     (d) Matters Involving Third Parties.

          (i) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against the other Party (the "Indemnifying Party") under this Section 8, then the Indemnified Party shall promptly notify the Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

          (ii) The Indemnifying Party will have the right to assume the defense of the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party at any time within 15 days after the Indemnified Party has given notice of the Third Party Claim; provided, however, that the Indemnifying Party must conduct the defense of the Third Party Claim actively and diligently thereafter in order to preserve its rights in this regard; and provided further that the Indemnified Party may retain separate cocounsel at its sole cost and expense and participate in the defense of the Third Party Claim.

          (iii) So long as the Indemnifying Party has assumed and is conducting the defense of the Third Party Claim in accordance with Section 8(d)(ii) above, (A) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably) unless the judgment or proposed settlement involves only the payment of money damages by the Indemnifying Party and does not impose an injunction or other equitable relief upon the Indemnified Party and (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably).

          (iv) In the event the Indemnifying Party does not assume and conduct the defense of the Third Party Claim in accordance with Section 8(d)(ii) above, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, the Indemnifying Party in connection therewith) and (B) the Indemnifying Party will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 8.

     9. Termination.

     (a) Termination of Agreement. Certain of the Parties may terminate this Agreement as provided below:

          (i) the Buyer and the Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;

          (ii) the Buyer may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing (A) in the event the Seller has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer has notified the Seller of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before September 30, 2001, by reason of the failure of any condition precedent under Section 7(b) hereof (unless the failure results primarily from the Buyer itself breaching any representation, warranty, or covenant contained in this Agreement); and

          (iii) the Seller may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing (A) in the event the Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Seller has notified the Buyer of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before September 30, 2001, by reason of the failure of any condition precedent under Section 7(b) hereof (unless the failure results primarily from the Seller itself breaching any representation, warranty, or covenant contained in this Agreement).

     (b) Effect of Termination. If any Party terminates this Agreement pursuant to Section 9(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to the other Party (except for any liability of any Party then in breach).

     10. Miscellaneous.

     (a) Press Releases and Public Announcements. No Party shall issue any press release or public announcement relating to the subject matter of this Agreement without the prior written approval of the other Party.

     (b) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

     (c) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

     (d) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party; provided, however, that the Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

     (e)   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     (f) Headings. The Section headings contained in this Agreement are inserted
for  convenience   only  and  shall  not  affect  in  any  way  the  meaning  or interpretation of this Agreement.

     (g) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

         If to the Seller:          Copy to:
         -----------------          --------

         KVB-Enertec                Frank Baldwin,  Esq.
         2849 Sterling Drive        Monteverde McAlee & Hurd, P.C.
         Hatfield, PA 19440         1617 John F. Kennedy Blvd, Suite 1500
         Attn: Mr. Rick Whiffen     Philadelphia, PA 19103
         Fax No.: 215-996-9201      Fax No.: 215-557-2990

         If to the Buyer:           Copy to:
         ----------------           ---------

         Ducon Techonolgies, Inc.   Adam B. Kaufman, Esq.
         19 Engineers Lane          Kaufman & Satran, LLP
         Farmingdale, NY 11735      585 Stewart Ave, Suite 302
         Attn: Mr. Aron Govil       Garden City, NY 11530
         Fax No.: 631-293-6529      Fax No.: 516-228-8823

     Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

     (h) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

     (i) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Seller. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     (j) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on [as of] the date first above written.

                                         KVB-ENERTEC, INC.

                                         By: /s/ Richard C. Whiffen
                                             -----------------------
                                         Name: Richard C. Whiffen
                                         Title: President

                                         DUCON TECHNOLOGIES, INC.

                                         By:/s/ Aron Govil
                                            ----------------------
                                         Name: Aron Govil
                                         Title: President

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